Exhibit 10(g)(i)

                                 First Amendment
                                       to
                            The Liz Claiborne 401(k)
                         Savings and Profit Sharing Plan

                            (As Amended and Restated
                         Effective as of April 1, 2000)


         Pursuant to Section 13.2 of The Liz Claiborne 401(k) Savings and Profit Sharing Plan (As Amended and Restated as of April 1, 2000) (the "Plan"), the Plan is hereby amended by restating paragraph (a) of Section 3.1 to read as follows:

         "(a) he is employed in a group to which the Plan (or the relevant portion thereof) has been extended by the Company or his Employer; for this purpose an Employer may, in its discretion, determine that employees in a specified division, subdivision, plant, location or job classification of such Employer shall not be Eligible Employees, provided that no employee resident outside the continental United States shall be eligible to participate in the Plan regardless of the division, subdivision or other group to which such employee belongs unless the Senior Vice President, Human Resources of the Company expressly authorizes (in writing) the participation (or continued participation) in the Plan of persons resident in the location in which such employee resides or otherwise subject to the taxing authority of a particular jurisdiction or country other than the United States (including for this purpose Puerto Rico and any other United States territory with its own tax regime);"

         EXECUTED this 1st day of July, 2001 to be effective immediately.


                           LIZ CLAIBORNE, INC.


                           By: Nicholas J. Rubino
                               ------------------

                           Its: Vice President Deputy General Counsel and
                                Assistant Secretary